                                                                     EXHIBIT 1.1


                       AMENDED AGENCY OFFERING AGREEMENT


THIS AGREEMENT dated for reference December 16, 2004 is made

BETWEEN

          CHEMOKINE THERAPEUTICS CORP., 2386 East Mall, Suite 208, University of British Columbia, Vancouver, British Columbia V6T 1Z3

                                                                 (the "Issuer");

AND

          CANACCORD CAPITAL CORPORATION, #2200-609 Granville Street, Vancouver, British Columbia, V7Y 1Y2



                                                                  ("Canaccord");

AND

          JENNINGS CAPITAL INC., #2600-520-5TH Avenue S.W., Calgary, Alberta T2P 3R7



                                                                   ("Jennings");

AND

          MCFARLANE GORDON INC., #900-26 Wellington Street East, Toronto, ON M5E 1S2



                                                                  ("McFarlane");

AND

          WELLINGTON WEST CAPITAL INC., #400-200 Waterfront Drive, Winnipeg, MB R3B 3P1



                                                                 ("Wellington");


                              (Canaccord, Jennings, McFarlane and Wellington are
                                       collectively referred to as the "Agents")


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WHEREAS:

A. The Issuer wishes to raise money for the purposes set forth in its Prospectus, which is to be filed by the Issuer with the Commissions and the Exchange, by offering for sale certain of its securities;

B. The Issuer wishes to appoint the Agents to distribute those securities and the Agents are willing to accept the appointment on the terms and conditions of this Agreement;

THE PARTIES to this Agreement therefore agree:

1.     DEFINITIONS

In this Agreement:

       (a) "1933 Act" means the United States Securities Act of 1933, as amended;

       (b) "Agents' Fee" means the fee which is set out in this Agreement and which is payable by the Issuer to the Agents in consideration of the services performed by the Agents under this Agreement;

       (c) "Agents' Warrants" means the common share purchase warrants of the Issuer issued to the Agents as part of the Agents' Fee;

       (d) "Agents' Warrant Shares" means any common shares in the capital of the Issuer that may be issued on exercise of the Agents' Warrants;

       (e) "Applicable Legislation" means the securities acts in the Selling Provinces, the regulations and rules made thereunder, and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Commissions;

       (f) "Certificates" means the certificates representing the Shares, Agents' Warrants and Corporate Finance Shares;

       (g) "Closing" means the closing of the purchase and sale, and the issuance by the Issuer of the Shares;

       (h)  "Closing Day" means the day which falls 10 days after the Offering
            Day;

       (i) "Commissions" means the securities commission or equivalent regulatory authority in the Selling Provinces;

       (j) "Corporate Finance Fee" means the Fee to be paid to Canaccord by the Issuer in consideration of corporate finance and structuring services provided by Canaccord;

       (k) "Corporate Finance Shares" means the previously unissued common shares of the Issuer which will be issued as part of the Corporate Finance Fee;

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       (l)  "Distribution" means the distribution or sale of the Shares pursuant to this Agreement and includes the distribution of the Agents' Warrants and Corporate Finance Shares;

       (m) "Effective Date" means the later of (i) the date on which the final receipt for the Prospectus is issued by the Commissions, and (ii) the effective date of the Registration Statement;

       (n)  "Exchange" means the Toronto Stock Exchange;

       (o) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

       (p)  "Greenshoe Option" has the meaning set forth in section 5.6;

       (q) "Material Change" has the meaning defined in the Applicable Legislation;

       (r)  "Material Fact" has the meaning defined in the Applicable
            Legislation;

       (s) "Misrepresentation" has the meaning defined in the Applicable Legislation;

       (t)  "Offering" means the offering of the Shares under the Prospectus;

       (u) "Offering Day" means the day chosen by the Agents to contract the purchases of Shares by the investors in the Offering;

       (v)  "Offering Price" means $1.00 per Share;

       (w)  "Proceeds" means the gross proceeds of the Offering, less:

            (i)    that portion of the Agents' Fee which is payable in cash;

            (ii) the expenses of the Agents in connection with the Offering which have not been repaid by the Issuer; and

            (iii)  any amount already received by the Issuer.

       (x) "Prospectus" means any preliminary prospectus and the final prospectus filed or intended to be filed by the Issuer with the Regulatory Authorities (including any preliminary prospectus and the final prospectus forming part of a Registration Statement filed or intended to be filed by the Issuer with the SEC) in connection with the Offering and any amendments to the preliminary prospectus and final prospectus which may be filed with the Regulatory Authorities or with the SEC;

       (y) "Registration Statement" means a registration statement prepared on Form SB-2 intended to be filed by the Issuer with the SEC in connection with the Offering, including any amendments;

       (z)  "Regulatory Authorities" means the Commissions and the Exchange;

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       (aa) "SEC" means the Securities and Exchange Commission of the United
            States of America;

       (bb) "Second Registration Statement" means a registration statement prepared on Form SB-2 intended to be filed by the Issuer with the SEC in connection with resales of the Corporate Finance Shares and the Agents' Warrant Shares;

       (cc) "Securities" means the Shares together with any common shares in the capital of the Issuer registered or intended to be registered for resale pursuant to the Registration Statement;

       (dd) "Selling Provinces" means each of the provinces of Canada; and

       (ee) "Shares" means the previously unissued common shares in the capital of the Issuer to be offered by the Issuer pursuant to this Agreement and includes any Shares to be issued pursuant to the Greenshoe Option.

2.     APPOINTMENT OF AGENTS

2.1 The Issuer appoints the Agents as its exclusive agents and the Agents accept the appointment and will act as the exclusive agents of the Issuer to offer up to 16,000,000 Shares for sale under the Prospectus at the Offering Price on a commercially reasonable efforts basis.

2.2 The rights and obligations of the Agents under this Agreement, including but not limited to the right and obligation to offer the Shares and the entitlement to the Agents' Fee and the Agents' Warrants will be several (as distinguished from joint) rights and obligations for each Agent.

2.3 Except as otherwise specifically provided in this Agreement, the rights and obligations of the Agents will be divided in the proportions in which the Agents participate in the Offering.

2.4 This Agents will participate in the Offering as follows, unless otherwise agreed to in writing between the Agents:

         Canaccord                 45%

         Jennings                  25%

         McFarlane                 25%

         Wellington                5%

2.5 This Agreement will be construed in relation to each Agent as if separate agreements had been made between the Issuer and each Agent.

3.     FILING OF PROSPECTUS

3.1 The Issuer will provide the Agents with a draft preliminary Prospectus as soon as practicable.

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3.2    As soon as practicable after the Agents have indicated that they are satisfied with the form and substance of the draft preliminary Prospectus, the Issuer will cause the Prospectus to be filed with the Regulatory Authorities, will deliver all necessary copies of the Prospectus to the Regulatory Authorities and will use its best efforts to have the Prospectus accepted by the Regulatory Authorities.

3.3 The Issuer will provide the Agents with as many copies of the Prospectus as the Agents reasonably requests.

3.4 Delivery of the Prospectus and any amendment thereto shall constitute a representation and warranty by the Issuer to the Agents that all information and statements (except information and statements relating solely to the Agents) contained in the Prospectus and any amendment thereto are true and correct in all material respects at the time of delivery thereof and contain no Misrepresentations and constitute full, true and plain disclosure of all Material Facts relating to the Issuer and the Securities and that no Material Fact or material information has been omitted therefrom (except facts of information relating solely to the Agents) which is required to be stated therein or is necessary to make statements of information contained therein not misleading in light of the circumstances under which they were made. Such delivery shall also constitute the Issuer's consent to the Agents' use of the Prospectus, any amendment thereto and any other documents supplied to the Agents by the Issuer for the purpose of the sale of Shares in the Selling Provinces in compliance herewith and with the Applicable Legislation and in such other jurisdictions outside of Canada and the United States where the Shares may lawfully be sold.

4.     FILING OF REGISTRATION STATEMENT

4.1 The Issuer will provide the Agents with a draft Registration Statement as soon as practicable.

4.2 As soon as practicable after the Agents have indicated that they are satisfied with the form and substance of the Registration Statement, the Issuer will file the Registration Statement with the SEC. The Issuer will promptly advise the Agents when the Registration Statement has become effective.

4.3 From and after the Effective Date until the Closing Day, and for a period of eighteen months following the Effective Date (the "Specified Period"), the Issuer will ensure that the Registration Statement:

       (a) complies in all material respects with the 1933 Act and the rules promulgated thereunder;

       (b) constitutes full, true and plain disclosure of all material facts relating to the Issuer and to the Securities; and

       (c) does not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.4 The Issuer will use its best efforts to cause the Registration Statement, and any amendment thereto, to remain effective continuously through the Specified Period. If the Issuer


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                                     - 6 -


uses Rule 430A, or the filing of the Prospectus included in the Registration Statement is otherwise required under Rule 424(b) of the 1933 Act, the Issuer will file such Prospectus (properly completed if Rule 430A has been used) within the prescribed time period and will provide satisfactory evidence to the Agents of such timely filing. During the Specified Period, the Issuer:

       (a) will not file any amendment of the Registration Statement or amendment or supplement to the Prospectus included therein unless the Issuer has furnished such amendment or supplement to the Agents prior to filing, and will not file any such amendment or supplement to which the Agents reasonably object;

       (b) will advise the Agents of any request by the SEC for any amendment to the Registration Statement, or any supplement to the Prospectus included therein or for any additional information;

       (c) will advise the Agents when any amendment to the Registration Statement or supplement to the Prospectus included therein shall have been filed and when it has become effective;

       (d) will advise the Agents of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and will use its best efforts to prevent the issuance of any such stop order;

       (e) will advise the Agents of its receipt of any notification with respect to the suspension of the qualification of any of the Securities for trading in any jurisdiction, or the institution or threatening of any proceeding for such purpose, and will use its best efforts to prevent such suspension; and

       (f) will comply, at its own expense, with all requirements imposed upon it by the SEC, the 1933 Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, so far as necessary to permit the continuance of sales or dealing in the Securities in accordance with the certificates representing the Agents' Warrants and this Agreement.

4.5 No later than the Closing Day, the Issuer will provide the Agents with a draft Second Registration Statement.

4.6 As soon as practicable after the Agents have indicated that they are satisfied with the form and substance of the Second Registration Statement (no later than five business days after such date), the Issuer will file the Second Registration Statement with the SEC.

4.7 The Issuer will use its best efforts to cause the Second Registration Statement to become effective within three business days after being informed by the SEC's staff that the SEC either will not review or has no comments on the Second Registration Statement or within 30 calendar days after the Closing Day, whichever is earlier, and to cause the Second Registration Statement, and any amendment thereto, to remain effective for a period of 18 months from the date of issuance of the Agents' Warrants and Corporate Finance Shares (the "Second Registration Period"). If the filing of any prospectus included in the Second Registration Statement is


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                                     - 7 -


required under Rule 424(b) of the 1933 Act, the Issuer will file such prospectus (properly completed if Rule 430A has been used) within the prescribed time period and will provide satisfactory evidence to the Agents of such timely filing. During the Second Registration Period, the Issuer:

       (a) will not file any amendment of the Second Registration Statement or amendment or supplement to the prospectus included therein (a "Second Prospectus") unless the Issuer has furnished such amendment or supplement to the Agents prior to filing, and will not file any such amendment or supplement to which the Agents reasonably object;

       (b) will advise the Agents of any request by the SEC for any amendment to the Second Registration Statement, or any supplement to the Second Prospectus included therein or for any additional information;

       (c) will advise the Agents when any amendment to the Second Registration Statement or supplement to the Second Prospectus included therein shall have been filed and when it has become effective;

       (d) will advise the Agents of the issuance by the SEC of any stop order suspending the effectiveness of the Second Registration Statement or the institution or threatening of any proceeding for that purpose, and will use its best efforts to prevent the issuance of any such stop order; and

       (e) will advise the Agents of its receipt of any notification with respect to the suspension of the qualification of any of the Agents' Warrant Shares or Corporate Finance Shares for trading in any jurisdiction, or the institution or threatening of any proceeding for such purpose, and will use its best efforts to prevent such suspension.

4.8 The Issuer will timely file with the SEC an appropriate form to register the common shares of the Issuer pursuant to Section 12(g) of the Exchange Act, and comply with all registration, filing and reporting requirements of the Exchange Act which may be applicable to the Issuer.

4.9 The Issuer will comply, at its own expense, with all requirements imposed upon it by the SEC, the 1933 Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, so far as necessary to permit the continuance of sales or dealing in the Shares, Agents' Warrant Shares and Corporate Finance Shares in accordance with this Agreement (including compliance with the requirements of Rule 144(c)(1) under the 1933 Act for so long as the Agents hold any Agents' Warrants, Agents' Warrant Shares or Corporate Finance Shares that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act).

4.10 The Issuer will, as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, make generally available (within the meaning of Section 11(a) of the 1933 Act) to its securityholders and to the Agents an earnings statement or statements of the Issuer which will satisfy the


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provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder, covering a period of at least 12 consecutive months beginning after the Effective Date.

4.11 The Issuer will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Issuer and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective
Date), to make available to its shareholders consolidated summary financial information of the Issuer and its subsidiaries for each quarter in reasonable detail.

4.12 The Issuer will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

4.13 The Issuer will file with the SEC such information on Form 10-Q or 10-QSB or Form 10-K or 10-KSB as required by Rule 463 under the 1933 Act.

4.14 Neither the Issuer nor the Agents will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, whether under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities, the Agents' Warrant Shares or the Corporate Finance Shares in a manner that violates any applicable law, rule or regulation.

5.     LISTING APPLICATION AND CONDUCT OF THE OFFERING

5.1 Prior to the Closing Day, the Issuer will make application to list the common shares of the Issuer on the Exchange and conditional approval of such application must be obtained from the Exchange prior to Closing.

5.2 Following the Effective Date and after consulting with the Exchange, the Issuer and the Agents will set the Offering Day.

5.3    The Offering Day will be on or before the earlier of the day which is:

       (a)  90 days after the Effective Date; and

       (b) 12 months after the date of the issue by the Commissions of the preliminary receipt for the Prospectus.

5.4 Immediately after the Offering Day, the Issuer shall take all necessary steps to complete and file with the Exchange its application for listing with all other documentation required by the Exchange, to allow for the listing and posting for trading of the common shares of the Issuer on the Exchange, which is to occur no earlier than 10 business days after the Offering Day unless otherwise agreed to by the Agents.

5.5 The Agents will advise the Issuer and its counsel in writing when the Distribution under the Prospectus is complete.

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5.6    The Agents may solicit and accept subscriptions for additional Shares up to a maximum of 15% of the Shares sold on Closing (the "Greenshoe Option").

5.7 The number of additional Shares subject to the Greenshoe Option will be the lesser of 15% of the Shares sold on Closing or the actual number of additional Shares for which subscriptions have been received.

5.8 On the Closing Day, the Agents will advise the Issuer and the Exchange of the number of Shares subject to the Greenshoe Option.

5.9 On receipt of notice in writing from the Agents given within 60 calendar days of the Closing Day, the Issuer will issue and deliver to the Agents forthwith, at the Offering Price, the number of Shares subject to the Greenshoe Option.

5.10 Nothing in this Agreement will prevent the Agents from purchasing Shares on the Exchange in order to fill subscriptions for additional Shares.

6.     OPINIONS AND CERTIFICATES

6.1 On the Effective Date, the Issuer will deliver to the Agents and their counsel in a form acceptable to them, a comfort letter from the auditor of the Issuer, dated as of the date of the Prospectus and addressed to the Agents and their counsel, relating to the accuracy of the financial statements forming part of the Prospectus and the accuracy of the financial, numerical and certain other information disclosed in the Prospectus.

6.2 On the Closing Day, the Issuer will deliver the following documents to the Agents and their counsel in a form acceptable to them:

       (a) an opinion of counsel for the Issuer, dated as of the Closing Day and addressed to the Agents and their counsel, relating to any legal matter in connection with the creation, issuance and sale of the Securities, Agents' Warrants, Agents' Warrant Shares and Corporate Finance Shares for which the Agents may reasonably request an opinion (the "Legal Opinion");

       (b) a certificate of the Issuer, dated as of the Closing Day and signed by the president of the Issuer and the chief financial officer of the Issuer or such other officers of the Issuer approved by the Agents, certifying certain facts relating to the Issuer and its affairs (the "Officers' Certificate");

       (c) any other certificates, comfort letters or opinions in connection with any matter related to the Prospectus which are reasonably requested by the Agents or their counsel; and

       (d) evidence of the necessary approval of the Regulatory Authorities for the Offering.

6.3 On closing of the Greenshoe Option, the Issuer will provide the Agents and their counsel with the Legal Opinion and the Officers' Certificate updated to the day of closing of the Greenshoe Option.

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7.     AGENTS' FEE

7.1 In consideration of the services performed by the Agents under this Agreement, the Issuer agrees to pay to the Agents on Closing, including any closing of the Greenshoe Option, an Agents' Fee consisting of:

       (a) a cash commission equal to 7.5% of the gross proceeds received by the Issuer from the sale of the Shares, payable in lawful Canadian currency; and

       (b) that number of Agents' Warrants which is equal to 8% of the number of Shares sold on such Closing.

7.2 Each Agents' Warrant will entitle the holder, on exercise, to purchase one Agents' Warrant Share at a price of $1.00 per Agents' Warrant Share.

7.3 The right to purchase an Agents' Warrant Share under an Agents' Warrant may be exercised at any time until the close of business on the day which is 18 months from the date such Agents' Warrant was issued to the holder.

7.4 The Issuer agrees to pay a Corporate Finance Fee to Canaccord by the issuance of 100,000 Corporate Finance Shares on the Closing.

7.5 The Agents' Warrants will be represented by certificates, and will be non-transferable except as permitted by Applicable Legislation and any order granted by the Commissions.

7.6 The terms governing the Agents' Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Agents' Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Issuer.

8.     MINIMUM SUBSCRIPTION

8.1    The Offering is subject to a minimum subscription of 14,000,000 Shares.

8.2 All funds received by the Agents for subscription will be held in client accounts by the Agents until the minimum subscription has been obtained.

8.3 If the minimum subscription is not received by the Agents by the Offering Day, the Agents will not withdraw funds from client accounts and amounts deposited will continue to show as credits to the account until otherwise utilized or withdrawn.

9.     CLOSING

9.1    The Closing will take place on the Closing Day.

9.2 On Closing, the Issuer will deliver the Certificates, through its registrar and transfer agent, to the Agents against payment of the Proceeds.

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9.3    If the Issuer has satisfied all of its obligations under this Agreement, on Closing, the Agents will pay the Proceeds to the Issuer through its registrar and transfer agent, against delivery of the Certificates.

9.4 The obligation of the Agents to pay the Proceeds to the Issuer shall be subject to the following conditions precedent:

       (a) the Issuer shall have performed or complied with each covenant and obligation herein provided on its part to be performed or complied with;

       (b) each of the representations and warranties of the Issuer herein shall continue to be true, and the Officers' Certificate shall contain certification to that effect;

       (c) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the Agents' reasonable satisfaction; and

       (d) the Issuer shall have, to the satisfaction of the Agents' counsel, taken or caused to be taken all steps and proceedings which may be requisite under the Applicable Legislation to qualify the Distribution of the Shares to the public in the Selling Provinces through registrants who have complied with the provision of the Applicable Legislation, including the filing and the obtaining of receipts for the Prospectus.

10.    MATERIAL CHANGES

10.1 If, after the Prospectus is filed with the Regulatory Authorities or the SEC but before the Closing, a Material Change or change in a Material Fact occurs in the affairs of the Issuer, the Issuer will:

       (a) notify the Agents immediately, in writing, with full particulars of the change;

       (b) file with the Regulatory Authorities as soon as practicable, and in any event no later than 10 days after the change occurs, an amendment to the Prospectus in a form acceptable to the Agents disclosing the material change;

       (c) file with the SEC as soon as practicable, an amendment to the Registration Statement disclosing the material change; and

       (d) provide as many copies of the applicable amendments to the Agents as the Agents may reasonably request.

10.2 The Issuer shall in good faith discuss with the Agents any fact or change in circumstances (actual and anticipated, contemplated or threatened, whether financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agents pursuant to the previous Subsection.

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11.    TERMINATION

11.1 The Agents may terminate their obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

       (a) there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agents, seriously affects or will seriously affect the financial markets or the business of the Issuer or any subsidiary of the Issuer or the ability of the Agents to perform their obligations under this Agreement or an investor's decision to purchase Shares;

       (b) an adverse Material Change or change in a Material Fact relating to any of the Securities, Agents' Warrants, Agents' Warrant Shares or Corporate Finance Shares occurs or is announced by the Issuer;

       (c) following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or the state of the financial markets in general, or the state of the market for the Issuer's securities in particular, or the possibility of investors exercising their statutory rights to withdraw from the purchase of the Shares, the Agents determine, in their discretion, that it is not in the interest of investors to complete the Offering;

       (d) the Shares cannot, in the opinion of the Agents, be marketed due to the state of the financial markets, or the market for the Shares in particular; or

       (e) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

11.2 The Agents may terminate their obligations under this Agreement at any time if:

       (a) any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Issuer is made by a competent regulatory authority and that order is still in effect;

       (b) a stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, a proceeding for that purpose shall have been initiated or threatened by the SEC, or any request for additional information on the part of the SEC shall not have been complied with to the Agents' reasonable satisfaction;

       (c)  the Issuer is in breach of any term of this Agreement;

       (d) the Agents determine that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

11.3 If the Agents exercise their right to terminate this Agreement, then the Issuer will immediately issue a press release setting out particulars of the termination.

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11.4   This Agreement will terminate if a final receipt for the Prospectus is not issued by the Commissions or the Registration Statement has not become effective within 120 days of the reference date of this Agreement.

12.    WARRANTIES, REPRESENTATIONS AND COVENANTS

12.1   The Issuer warrants and represents to the Agents that:

       (a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

       (b) the Issuer and its subsidiaries, if any, are duly registered and licenced to carry on business or own property in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction;

       (c) the authorized and issued capital of the Issuer is as disclosed in the Prospectus and the issued and outstanding common shares of the Issuer are fully paid and non-assessable;

       (d) the Issuer will reserve or set aside sufficient common shares in its treasury to issue the Shares, Agents' Warrant Shares, and Corporate Finance Shares;

       (e) except as qualified by the Prospectus and Registration Statement, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Prospectus and Registration Statement; all agreements by which the Issuer holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

       (f) the Prospectus and the Registration Statement will contain full, true and plain disclosure of all Material Facts in relation to the Issuer, its subsidiaries (if any), its business and its securities, will contain no Misrepresentations, will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

       (g) the financial statements of the Issuer which form part of the Prospectus have been prepared in accordance with United States generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer and its subsidiaries, if any, as at the date of the financial statements and there have been no adverse material changes in the financial position of the Issuer since that date, except as fully and plainly disclosed in the Prospectus;

       (h) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Legislation, the 1933 Act, the Exchange Act and the corporate law of the jurisdiction in which it was incorporated in relation to the issue and trading of its securities and in all matters relating to the Offering;

       (i) the Issuer is not and, after giving effect to the Offering and sale of the Shares, Agents' Warrants, Agents' Warrant Shares and Corporate Finance Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

       (j) the issue and sale of the Shares, Agents' Warrants, Agents' Warrant Shares and Corporate Finance Shares by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

       (k) except as disclosed in the Prospectus and the Registration Statement, neither the Issuer or its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

       (l) there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

       (m) this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and the Issuer has full corporate power and authority to undertake the Offering;

       (n) there is not presently, and will not be until the conclusion of the Distribution, any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed in the Prospectus and the Registration Statement;

       (o) no order ceasing, halting or suspending trading in securities of the Issuer or prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

       (p) except as disclosed in the Prospectus and the Registration Statement, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

       (q) the Issuer and its subsidiaries, if any, have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

       (r) the Issuer and its subsidiaries, if any, have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or its subsidiaries, if any, which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or its subsidiaries, if any;

       (s) the Issuer owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Issuer now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Issuer has received no communication or alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution or delivery of this Agreement nor the carrying on of the business of the Issuer by the employees of the Issuer, nor the conduct of the business of the Issuer will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated;

       (t) other than the Agents, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein; and

       (u) the warranties and representations in this Subsection are true and correct and will remain so as of the Closing.

12.2   Each of the Agents warrants and represents to the Issuer that:

       (a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated, continued or amalgamated;

       (b)  it is a member in good standing of the Exchange; and

       (c) it has complied with and will fully comply with the requirements of all applicable securities laws, including, without limitation, the Applicable Legislation and the by-laws and rules of the Exchange, in relation to trading in the Shares, Agents' Warrants, Agents' Warrant Shares and Corporate Finance Shares and all matters relating to the Offering.

13.    EXPENSES OF AGENTS

13.1 The Issuer will pay all of the expenses of the Offering and all the expenses reasonably incurred by the Agents in connection with the Offering including, without limitation, the fees and expenses of the solicitors for the Agents.

13.2 The Issuer will pay the expenses referred to in the previous Subsection even if the Prospectus and this Agreement are not accepted by the Regulatory Authorities, the Registration Statement is not declared effective by the SEC, or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agents.

13.3 The Agents may, from time to time, render accounts to the Issuer for their expenses for payment on the dates set out in the accounts.

13.4 The Issuer authorizes the Agents to deduct their reasonable expenses in connection with the Offering from the proceeds of the Offering, including expenses for which an account has not yet been rendered to the Issuer.

14.    INDEMNITY

14.1 The Issuer will indemnify the Agents and each of the Agents' agents, directors, officers and employees and each person who controls any Agent within the meaning of the 1933 Act (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:

       (a) existing (or alleged to exist) by reason of untrue statements contained in the Prospectus, Registration Statement, Second Prospectus, Second Registration Statement or other written or oral representation made by the Issuer to an investor in connection with offers and sales of the Securities pursuant to the Prospectus or offers and sales of the Agents' Warrant Shares and Corporate Finance Shares pursuant to the Second Prospectus or by reason of the omission to state in the Prospectus, Registration Statement, Second Prospectus or Second Registration Statement any fact necessary to make such statements or representations not misleading (except for information and statements referring solely to the Agents);

       (b) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation or omission exists (except for information and statements referring solely to the Agents) including, without limitation, an order that trading in or distribution of the Shares, Agents' Warrant Shares or Corporate Finance Shares is to cease;

       (c) resulting from the failure by the Issuer to file an amendment to the Prospectus, Registration Statement, Second Prospectus or Second Registration Statement as required by this Agreement;

       (d) resulting from the breach by the Issuer of any of the terms of this Agreement;

       (e) resulting from any representation or warranty made by the Issuer herein not being true or ceasing to be true;

       (f) if the Issuer fails to issue and deliver the Certificates in the form and denominations satisfactory to the Agents at the time and place required by the Agents with the result that any completion of a sale of the Shares, Agents' Warrant Shares or Corporate Finance Shares does not take place; or

       (g) if, following the completion of a sale of any of the Shares, Agents' Warrant Shares or Corporate Finance Shares, a determination is made by any competent authority setting aside the sale unless that determination arises out of an act or omission by the Agents.

14.2 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing, but the omission to notify the Issuer shall not relieve the Issuer from any liability which it may have to any Indemnified Party.

14.3 The Indemnified Party may require the Issuer to, and in such event the Issuer will, assume the defence of the action or claim, including the employment of counsel and the payment of all expenses. The Issuer shall not, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

14.4 The Indemnified Party will have the right to employ separate counsel and to conduct its own investigation regardless of whether the Issuer has assumed the defence of the action or claim, and the Issuer will pay the reasonable fees and expenses of such counsel and the reasonable expenses of such investigation as such fees and expenses are incurred.

14.5 If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an Indemnified Party under this Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in this Section, then the Issuer shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Issuer on the one hand and the Agents on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection 14.2 above, then the Issuer shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuer bear to the total fees and commissions received by the Agents, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

14.6 The obligations of the Issuer provided for in this Section shall be in addition to any liability which the Issuer may otherwise have and will not be limited or otherwise affected by any other indemnity or other remedy obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Party arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

14.7 To the extent that any Indemnified Party is not a party to this Agreement, the Agents will obtain and hold the right and benefit of this Section in trust for and on behalf of such Indemnified Party.

15.    RIGHT OF FIRST REFUSAL

15.1 The Issuer will notify Canaccord of the terms of any further financing that it requires or proposes to obtain during the period ending 12 months from the Closing Day and Canaccord will have the right of first refusal to provide any such financing.

15.2 The right of first refusal must be exercised by Canaccord within 15 days following the receipt of the notice by notifying the Issuer that it will provide such financing on the terms set out in the notice.

15.3 If Canaccord fails to give notice within the 15 days that it will provide such financing upon the terms set out in the notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer, subject to obtaining the acceptance of the Regulatory Authorities.

15.4 The right of first refusal will not terminate if, on receipt of any notice from the Issuer under this Section, Canaccord fails to exercise the right.

16.    ASSIGNMENT AND SELLING GROUP PARTICIPATION

16.1 The Agents will not assign this Agreement or any of its rights under this Agreement or, with respect to the Shares, Agents' Warrants, Agents' Warrant Shares or Corporate Finance Shares, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agents have obtained the consent of the Issuer and notice has been given to and accepted by the Regulatory Authorities.

16.2 The Agents may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the commissions or warrants to be received by the Agents pursuant to this Agreement.

17.    NOTICE

17.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

17.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

17.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

17.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile transmission or will be delivered.

18.    TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

19.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, and shall survive the closing of the purchase and sale of the Shares, Agents' Warrants, Agents' Warrant Shares and Corporate Finance Shares.

20.    LANGUAGE

Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, feminine or the body corporate where required by the context.

21.    ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

22.    HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

23.    COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

24.    LAW

This Agreement is governed by the law of British Columbia and shall be treated in all respects as a British Columbia contract, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

25.    AUTHORITY OF CANACCORD CAPITAL CORPORATION

Canaccord Capital Corporation shall have the authority to act on, and to deliver, any notice, request or other communication or agreement on behalf of the Agents.

This document was executed and delivered as of the date given above.


                                  CHEMOKINE THERAPEUTICS CORP.
                                      Per:  /s/ HASSAN SALARI
                                            ------------------------------------
                                            Authorized Signatory
                                      Per:  /s/ DAVID KARP
                                            ------------------------------------
                                            Authorized Signatory





                                  CANACCORD CAPITAL CORPORATION
                                      Per:  /s/ JEAN-YVES BOURGEOSIS
                                            ------------------------------------
                                            Authorized Signatory
                                      Per:
                                            ------------------------------------
                                            Authorized Signatory





                                  JENNINGS CAPITAL INC.
                                      Per:  /s/ DARYL HODGES
                                            ------------------------------------
                                            Authorized Signatory
                                      Per:
                                            ------------------------------------
                                            Authorized Signatory





                                  MCFARLANE GORDON INC.
                                      Per:  /s/ DEREK WEBB
                                            ------------------------------------
                                            Authorized Signatory
                                      Per:
                                            ------------------------------------
                                            Authorized Signatory





                                  WELLINGTON WEST CAPITAL INC.
                                      Per:  /s/ BRENT BOTTOMLEY
                                            ------------------------------------
                                            Authorized Signatory
                                      Per:
                                            ------------------------------------
                                            Authorized Signatory